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                                  EXHIBIT 4.2
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                                AMENDMENT NO. 1

                                      TO

                                RADIO ONE, INC.
               1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN


     The 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") is hereby amended as follows, effective March 10, 1999:

                                  ARTICLE II

                                  Definitions
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     1.  The following definition is inserted immediately before the definition of "Common Stock":
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      "`Class A Common Stock' means the Class A Common Stock, $0.001 par value
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      per share, of the Company."


     2.  The definition of "Common Stock" is amended to read as follows:
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      "`Common Stock' means Class A Common Stock."
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